UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2016

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

On October 27, 2016, PPL Corporation ("PPL") issued a press release announcing that on November 6 through 9, 2016, members of PPL's senior management will meet with investors and financial analysts at the 51st Edison Electric Institute Financial Conference in Phoenix, Arizona and, on Tuesday, November 8, 2016, William H. Spence, PPL's chairman, president and chief executive officer, will make a presentation discussing PPL's strategy for growth and financial outlook. During the conference, PPL expects to reiterate its 2016 forecast of reported earnings of $2.55 to $2.70 per share, reflecting special items recorded through the third quarter of 2016, and 2016 forecast of ongoing earnings of $2.30 to $2.45 per share, as well as its 2017 earnings forecast of $2.05 to $2.25 per share with a midpoint of $2.15 per share and compound annual earnings per share growth rate of 5% to 6% from 2017 to 2020.

Mr. Spence's presentation will be available live, in audio format together with slides, on PPL's Internet Web site:  http://pplweb.investorroom.com/events, and on the website for 90 days thereafter. The slides will be available beginning on November 7, 2016.

A copy of the press release announcing this presentation and Webcast is furnished as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	October 27, 2016 press release announcing PPL's participation at the 51st Edison Electric Institute Financial Conference in Phoenix, Arizona.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Stephen K. Breininger
Stephen K. Breininger Vice President and Controller

Dated:  November 3, 2016